Agreement No.: PS24-087 Amendment Agreement Template v20190325 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT 1 POLESTAR ENGINEERED LICENSCE AGREEMENT This Amendment Agreement 1 to the License Agreement for Polestar Engineered for Volvo Vehicle Models (the “Amendment”) is between Polestar Performance AB, Reg. No. 556653-3096 a corporation organized and existing under the laws of Sweden (the “Licensor” or “Polestar”). And Volvo Car Corporation Reg. No 556074-3089 a corporation organized and existing under the laws of Sweden (the “Licensee” or “VCC”) and Each of Supplyer and Licensee is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into the License Agreement for Polestar Engineered for Volvo Vehicle Models on 23 December 2020 (PS20-017), (the “Agreement”). B. Under the Agreement Licensor has granted Licensee a license to use the Licensed Intellectual Property for the sole purpose of make, and have made, market, sell and make available Polestar Engineered Vehicles during the Term. The Parties have now agreed to extend the term of the Agreement and also make certain clarifications and amendments to the Agreement to the extent as set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENTAL AGREEMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment Agreement and the Agreement, the provisions of this Amendment Agreement shall prevail. Any definitions used in this Amendment Agreement shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force upon signing by duly authorised signatories of each Party and be effective as of Model Year 2025. 2. AMENDMENTS 2.1 Section 1.14. of the Agreement shall be amended and restated in its entirety as follows: “Polestar Engineered Vehicle means Volvo branded vehicles model [***] based on the [***] platform which contains all the hardware and software components listed in Section 1-3 (Core Content, Other Content and Specification Adjustments ) in Appendix 1. ”

Agreement No.: PS24-087 Amendment Agreement Template v20190325 2.2 The term of Agreement shall be extended and Section 9.1. of the Agreement shall be amended and restated in its entirety as follows: “This License Agreement shall become effective when it is signed by duly authorized signatories of each party and shall, unless terminated in accordance with this Section 9 below, remain in force up until and including Model Year 2027 (“Term”)”. Six months prior the expiration of the Term the Parties should in good fait discuss the need for an extension of the Term.” 2.3 A new Section 2.6 shall be added to the Agreement as follows: “The Parties agree that the Licensed Intellectual Property as described in Appendix 1 of the Agreement shall be reviewed and an updated content and Licnesed Intellectual Property shall be agreed and implemented as of [***]. The Parties recognize that an updated content and Licensed Intellectual Property may require an adjustment of the Licensee Fee.” 2.4 Section 4 of Appendix 1 (Specification) shall be amended and restated in its entirety as follows: 3. EXTERIOR AND INTERIOR COLOURS Exterior and Interior Colours Exterior Colours [***] Interior Colours [***] 3.1 Appendix 2 (Fee) shall be replaced in its entirety by Appendix 2 attached to this Amendment. 4. GENERAL PROVISIONS 4.1 This Amendment is and should be regarded and interpreted as an Amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 4.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 4.3 Sections 8, 10, 11, 12 and 13 of the Agreement shall be deemed restated herein and applicable to this Amendment, mutandis mutatis. 4.4 The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument. ______________________________

Agreement No.: PS24-087 Amendment Agreement Template v20190325 VOLVO CAR CORPORATION By: /s/ Helen Hu Printed Name: ______ Title: General Counsel ______ Date: 2024-08-30 _____________ By: /s/ Johan Ekdahl Printed Name: _____________ Title: CFO ______ POLESTAR PERFORMANCE AB By: /s/ Jonas Engström Printed Name: Title: Head of Operations Date: 2024-07-15 By: /s/ Anna Rudensjö Printed Name: Title: General Counsel Date: 2024-07-17 Date: 2024-08-30 _____________ Jonas Engström Helen Hu Johan EkdahlAnna Rudensjö

Agreement No: PS24-087 Internal Information - Polestar LICENSE AGREEMENT APPENDIX 2 FEE PRICE MODEL COST CALCULATION Licensor will grant Licensee a License to use the Licensed Intellectual Property for Polestar Engineered Vehicles pursuant to the terms and conditions set out in this Agreement and the License Fee payable by Licensee to Licensor shall be calculated according to what is set out below. The additional revenue generated by Licensee through use of the Licensed Intellectual Property is estimated to [***] per sold vehicle Polestar Engineered Vehicle. The additional estimated revenue generated by spare parts sold outside warranty for Polestar Engineered Vehicles is [***] per sold vehicle, during the estimated lifetime of the vehicle. The License Fee to Licensor is based on this additional revenue, with [***] royalty for use of technology and [***] for use of the Polestar Trademark. The additional revenue is subject to review and update on a yearly basis, if needed, at the start of a new modelyear. The License Fee is calculated to [***] compensation per sold Polestar Engineered vehicle. Licensee will provide the global sales numbers of Polestar Engineered Vehicles to Licensor every quarter, within ten days after the end of the quarter. Licensor will invoice Volvo [***] * number of sold Polestar Engineered Vehicles according to the terms set forth in Section 4 of this License Agreement. Licensee will not guarantee a minimum sale of Polestar Engineered Vehicles but the annual forecasted volumes for Polestar Engineered Vehicles is: Year 2025 Year 2026 Total [***] [***] [***]